EXHIBIT 10.2

                                 LEASE AGREEMENT


         THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the 15th day of July 1996, by and between RSB Holdings, Inc., a Florida corporation ("Lessor") and Advanced Electronic Support Products, Inc., a Florida corporation ("Lessee").


                              W I T N E S S E T H:

         WHEREAS, the Lessor currently leases certain premises (the "Premises" as hereinafter described) to the Lessee on a month-to-month tenancy; and

         WHEREAS, Lessee desires to continue to lease such Premises, upon the rents and terms set forth in this Lease for the operation of its business (as hereinafter described), and Lessor desires to lease said Premises to Lessee upon such rents and terms.

         NOW, THEREFORE, this Lease of the Premises is granted by Lessor and taken and accepted by Lessee upon the rents and terms contained in this Lease, and Lessor and Lessee do hereby covenant and agree with each other as follows:

                                    ARTICLE I

                             BASIC LEASE PROVISIONS

         SECTION 1.01. PREMISES. Lessor hereby leases to Lessee and Lessee does take and lease from Lessor the certain premises and all structures, facilities, fixtures and other improvements located on the premises described in Exhibit "A" attached hereto (collectively, the "Premises").

         SECTION 1.02. TERM. The term of this Lease (the "Term"), and the obligation of Lessee to pay rent hereunder, shall commence as of July 15, 1996 (the "Commencement Date"), and shall continue in effect for an initial term of five (5) years. This Lease shall thereafter automatically renew for successive periods of five (5) years, unless earlier terminated by either party upon written notice to the other party at least ninety (90) days prior to the expiration of the then current Term.

         SECTION 1.03. RENT. Monthly rent in the amount of Three Thousand Six Hundred and No/100 Dollars ($3,600.00) ("Rent") shall be payable by Lessee to Lessor on or before the thirtieth (30th) day of each month during the Term, without prior demand therefor. During the initial term of this Lease, in the event Lessor obtains new financing in connection with the loan secured by the Premises, then the Rent shall be subject to a one-time upward adjustment in an amount equal to the increase in costs to Lessor of servicing the new loan, which adjustment shall not exceed ten percent (10%) of the prior year's Rent. Such adjustments shall be effective upon written notice by the

Lessor to the Lessee. All Rent to be paid by Lessee to Lessor under this Lease shall be delivered and paid to Lessor at the address set forth in Section 3.06 or such other address as Lessor may designate.

         SECTION 1.04. PAYMENTS BY LESSEE AS GUARANTOR. As set forth in a loan commitment letter from Intercontinental Bank to Lessor, dated August 15, 1994, Lessee has guaranteed the obligations evidenced by that certain Promissory Note in the principal amount of $277,500 made by Lessor in favor of Intercontinental Bank, dated September 27, 1994. In the event Lessee makes any payments as guarantor of the obligations evidenced by the promissory note dated September 27, 1994, then any such payments shall be applied against future payments of Rent due hereunder, at the election of Lessee.

         SECTION 1.05. NO ADDITIONAL RENT. This Lease shall be absolutely net to Lessee. Except as otherwise provided herein, the Lessee shall pay all expenses arising in connection with the Premises, including without limitation, all utility charges arising out of Lessee's use of the Premises, all insurance premiums for Lessee's general liability insurance required by Section 2.05, all maintenance and repair costs, and all other costs, fees, taxes, including but not limited to, all sales and use taxes on the Rent paid by Lessee, interest, charges, expenses, reimbursements and obligations of every kind or nature relating to the Premises, including real estate taxes. The foregoing expenses shall be paid or discharged directly by Lessee. Lessee shall be responsible for all expenses arising in connection with capital improvements to, or replacement of capital items for, the Premises, provided both Lessee and Lessor consent to such action following a written notice from one party to the other requesting such improvement or replacement. Consent shall be evidenced by written consents from the board of directors of both Lessee and Lessor and shall be delivered to the party requesting such improvements within thirty (30) days of such notice. Notwithstanding the foregoing, nothing herein shall prevent Lessor from making capital improvements to, or replacing capital items for, the Premises at its own cost, without consent from the Lessee.

         SECTION 1.06. QUIET ENJOYMENT. Lessor hereby covenants with Lessee that upon payment by Lessee of the Rent, and upon the performance of the terms of this Lease on Lessee's part to be performed, Lessee shall be entitled to the quiet enjoyment of the Premises without interference, molestation or hindrance by Lessor, its successors and assigns, or any other tenant of Lessor.

         SECTION 1.07. USE OF PREMISES. Lessee may use the Premises for the purpose of operating a business engaged in the distribution of products utilized in the operation of computers and for activities related thereto ("Permitted Use"). Except as otherwise provided for in this Lease, Lessee shall not use the Premises (or any portion thereof), or permit the Premises (or any portion thereof) to be used by any other person or entity for any purpose other than the Permitted Use, without the prior written consent of Lessor, which shall not be unreasonably withheld. Lessee shall comply with the laws and ordinances of applicable governmental authorities pertaining to Lessee, the Premises, or the Permitted Use of the Premises. Lessor represents and warrants to Lessee that the Permitted Use is allowed under the zoning category of the Premises and does not violate, and Lessor will not violate, any building code or other law, ordinance, rule or regulation of any governmental authority having jurisdiction over the Premises.

         SECTION 1.08. REPRESENTATIONS AND WARRANTIES OF LESSOR. Lessor represents and warrants to Lessee that Lessor is the owner of the Premises and is fully authorized to enter into this Lease and convey the leasehold interest to Lessee specified by this Lease. Lessor further represents and warrants to Lessee that Lessee shall have legal and practical ingress and egress to the Premises from a public road as necessary in order to use the Premises for the Permitted Use.

         SECTION 1.09. ACCEPTANCE OF CONDITION OF PREMISES. Lessee acknowledges to Lessor that Lessee has inspected the Premises and accepts the same in the condition it exists on the Commencement Date.


                                   ARTICLE II

              MAINTENANCE, REPAIRS, UTILITIES, TAXES AND INSURANCE

         SECTION 2.01. MAINTENANCE AND REPAIR OF PREMISES. Lessee, at its sole cost and expense, shall maintain and repair the Premises, and shall make all non-structural repairs thereto as and when needed to preserve it in good working order and repair in a condition equal to or better than that on the Commencement Date, ordinary wear and tear excepted. All damage or injury to the Premises, caused by or resulting from carelessness, omission, neglect, or improper conduct of Lessee, its agents, employees, invitees or licensees, shall be repaired promptly by Lessee at its sole cost and expense. Lessee shall also repair all damage to the Premises caused by the moving of Lessee's fixtures, furniture or equipment, if any. All repairs or maintenance shall be of quality or class equal to or better than the original work or construction.

         SECTION 2.02. ALTERATIONS AND IMPROVEMENTS. No alterations or improvements to the Premises shall be made to the Premises by the Lessee without the written consent of the Lessor. When approved, any alterations or improvements shall be at Tenant's sole cost. The estate and interest of Lessor in the Premises shall not be in any manner subject to any lien for labor, services or materials expended or provided to or for any improvement or alteration of the Premises made by Lessee.

         SECTION 2.03. TAXES. Lessee shall pay during the Term of this Lease all ad valorem and real property taxes and assessments levied by any lawful authority against Lessor, Lessee or the Premises, and shall pay all sales or use taxes relating to the Rent paid by Lessee to Lessor under this Lease. In the event any governmental authority having jurisdiction shall levy any assessment against the Premises for public betterment or improvements, Lessee shall also pay such assessment.

         SECTION 2.04. UTILITIES. All required applications and connections for necessary utility services for the Premises, if any, shall be made in the sole name of Lessee. Lessee shall be solely liable for utility charges as they become due, including those for electricity, telephone services, trash collection or water and sewer charges.


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


         SECTION 2.05. INSURANCE. Lessee shall, during the Term of this Lease, obtain and keep in full force and effect with a reputable insurance company or companies, full replacement cost coverage for fire, casualty and property damage for the Premises. Lessee shall also maintain a liability insurance policy to indemnify Lessor from any matters set forth in Sections 2.06 and 2.07, below. All such policies shall name Lessor as an additional insured, with appropriate provisions waiving subrogation.

         SECTION 2.06. INDEMNIFICATION. Unless directly caused by Lessor, or its respective agents, employees, officers and directors, Lessee hereby agrees to indemnify, defend, and hold harmless Lessor from and against any and all claims, demands, damages, losses, costs and expenses arising from and attributable to any of the following: (i) any liens or mechanic's lien suffered or created by Lessee; (ii) any loss of life, bodily or personal injury to persons or property which occurs on the Premises during the Term of this Lease.

         SECTION 2.07. ENVIRONMENTAL INDEMNITY. Unless directly caused by Lessor, or its respective agents, employees, officers and directors, Lessee agrees to indemnify, defend and save Lessor, and its respective agents, employees, officers and directors from and against any and all claims, actions, administrative proceedings, judgments, damages, punitive damages, loss of or damage to natural resources, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys' fees and expenses and court costs and fees, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise directly or indirectly from the following:

                  A. the presence, discharge, release or threatened release of
         (i) any dangerous, hazardous or toxic substances, pollutants, contaminants, chemicals, waste or materials, within the meaning of any applicable federal, state or local laws, regulations, rules or orders, or (ii) petroleum products, waste materials or debris, or any other material or substance regulated by any federal, state or local laws, regulations or orders, in, on, about, under or within the Premises or any portion thereof; or

                  B. the failure of Lessee or any of its agents, employees, officers, directors, successors or assigns, to comply with any applicable federal, state or local laws, orders or regulations governing any such contamination; or

                  C. the disposal of or transporting of hazardous substances owned or possessed by, or under the control of, Lessee or any of its agents, employees, officers, directors, successors or assigns on the Premises.

         Without limiting the generality of the foregoing, the indemnification provided herein shall specifically cover all costs incurred by Lessor or its agents, employees, officers and directors in connection with (i) any investigation or monitoring of site conditions if the conditions described in this Section are found to exist, (ii) any clean-up, containment, remedial, removal or restoration work required or performed by any federal, state or local governmental entity or person because of the


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presence, suspected presence or release, of any contamination in or into the air, soil, groundwater, surface water or soil vapor at, on, about, adjacent to, under or within the Premises, and (iii) any claims of third parties for loss or damage due to such contamination.

         SECTION 2.08. CASUALTY DAMAGE.

                  A. If the Premises or any part thereof shall be damaged by fire or other casualty, Lessee shall give prompt written notice thereof to Lessor. In case the building on the Premises (the "Building") shall be so damaged that substantial alteration or reconstruction of the Building shall, in Lessor's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty), or in the event any mortgagee of Lessor's interest in the Building or the Property should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt, or in the event of any material uninsured loss to the Building, Lessor may, at its option, terminate this Lease by notifying Lessee in writing of such termination within ninety (90) days after the date of such casualty. If Lessor does not thus elect to terminate this Lease, Lessor shall notify Lessee in writing of such election within ninety (90) days after the date of such casualty and shall commence and proceed with reasonable diligence to restore the Building; provided such restoration shall be completed in a condition equal to or greater than the condition prior to the casualty. In the event Lessor elects to restore the Building as described above, Lessee shall have the option to terminate this Lease by notifying Lessor in writing within thirty (30) days of receipt of Lessor's notice of its intention to rebuild upon the happening of any of the following events: (i) the repair or reconstruction to the Premises or Building cannot be completed within one hundred twenty (120) days from the date of Lessor's notice of its intention to rebuild and shall describe the work to be completed; (ii) the notice from Lessor is sent anytime during the last six (6) months of the Term of this Lease; (iii) Lessee determines that the repairs do not restore the Premises, or Building to a condition equal to the conditions prior to the casualty. If the casualty is a minor casualty necessitating expenditures of less than $5,000 in repairs to the Building or Premises, Lessor shall commence such repairs within fifteen days from the date of receipt of written notice from Lessee as provided above. All costs incurred by Lessor for restoration of the Property or Building as provided above in this paragraph shall be reimbursed from the proceeds of the insurance policy obtained by Lessor in Section 2.05 above.

                  B. Lessor shall not be liable for any inconvenience or annoyance to Lessee or injury to the business of Lessee resulting in any way from such casualty damage or the repair thereof; except that, subject to the provisions of the next sentence, Lessor shall allow Lessee a fair diminution of rent during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Building be damaged by fire or other casualty resulting from the negligence of Lessee or any of Lessee's agents, contractors, officers, directors, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage, and Lessee shall be liable to Lessor for the cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds payable pursuant to the insurance obtained under Section 2.05 above. Notwithstanding anything to the contrary contained in this paragraph, Lessor shall not have any obligation whatsoever to repair, reconstruct or restore


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the Premises when the damage resulting from any casualty contained under this paragraph occurs during the last six (6) months of the Term of this Lease.

         SECTION 2.09. CONDEMNATION.

         If the whole or substantially the whole of the Building or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise or should be sold in lieu of condemnation during the term of this Lease, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Building or the Premises is thus taken or sold, Lessor (whether or not the Premises are affected thereby) may, at its option terminate this Lease by giving written notice thereof to Lessee; in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the Rent payable hereunder shall be diminished by an equitable amount, and Lessor shall, to the extent Lessor deems feasible, restore the Building and the Premises to substantially their former condition, but Lessor shall in no event be required to spend for such work an amount in excess of the amount received by Lessor as compensation for such taking. All amounts awarded upon a taking of any part or all of the Property, Building or the Premises shall belong to Lessor, and Lessee expressly waives all claim to any such compensation, except for the awards set forth in the last sentence of the following paragraph.

         Notwithstanding the foregoing provisions of this paragraph or any contrary provision contained herein, Lessor agrees that in the event that (i) following any actual or intended restoration of the Building by Lessor, Lessee's use or enjoyment of the Premises would be or is materially impaired as a result of the taking, or (ii) a portion of the Building is taken such that Lessee's access to the Building and Premises is materially impaired, then Lessee shall have the right to terminate this Lease upon written notice to Lessor in accordance with the notice provisions hereof. Lessor agrees that Lessor shall
(i) make its decision whether or not to restore the Premises and (ii) complete such restoration if undertaken by Lessor, within the same time periods as are applicable to a casualty within receipt of the condemnation proceeds being substituted for the reference to the receipt of the insurance proceeds contained therein. Lessor shall have no interest in any awards made to Lessee for loss of business, the taking of Lessee's fixtures and other property, Lessee's moving expenses, the unamortized balance of its leasehold improvements done at Lessee's expense, and attorneys' fees in bringing a claim against the condemning authority by Lessee.


                                   ARTICLE III

                                  MISCELLANEOUS

         SECTION 3.01. LESSEE DEFAULT. Each of the following events shall constitute a default or breach of this Lease by Lessee:


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         A. If Lessee shall fail to pay Lessor any Rent when the same shall become due, and if such default continues unremedied for more than fifteen (15) days after written notice thereof by Lessor to Lessee;

         B. If Lessee shall fail to perform or comply with any of the terms or conditions of this Lease, provided such default is not a monetary default, and if such default continues unremedied for more than thirty (30) days after written notice thereof by Lessor to Lessee. Notwithstanding the foregoing, in the event that the nature of the default in this subsection B is such that the default cannot be cured within the initial thirty (30) day cure period, and provided Lessee is making all diligent efforts to cure said default, then Lessee shall have an additional thirty (30) days to cure said default. In no event shall said default continue unremedied for more than sixty (60) days after the notice of such default by Lessor to Lessee.

         C. If Lessee shall vacate or abandon the Premises, and if such default continues unremedied for more than fifteen (15) days after written notice thereof by Lessor to Lessee;

         D. If this Lease or the estate of Lessee hereunder shall be transferred to or shall pass to any other person or party, whether by assignment or by operation of law, except in the manner herein permitted, and if such default continues unremedied for more than fifteen (15) days after written notice thereof by Lessor to Lessee.

         SECTION 3.02. LESSOR'S REMEDIES. In the event of any default under this Lease as specified in Section 3.01 which is not cured by Lessee, Lessor shall have all rights and remedies at law or in equity, including without limitation the following:

         A. Lessor shall have the right to cancel and terminate this Lease as well as all of the right, title and interest of Lessee hereunder, by giving Lessee not less that ten (10) days notice of the cancellation and termination. Upon expiration of the time fixed in the notice, this Lease and the right, title and interest of Lessee hereunder shall terminate in the same manner and with the same force and effect;

         B. Lessor may elect, but shall not be obligated to do so, to make any payment required of Lessee herein or comply with any agreement or condition required hereby to be performed by Lessee, but any expenditure for the correction by Lessor shall not be deemed to waive or release the default of Lessee or the right of Lessor to take any action as may be otherwise permissible hereunder in the case of any default; and

         C. Lessor may retake possession of the Premises under applicable law. Upon termination of this Lease, Lessor may recover from Lessee all Rent accrued through the date of termination, including the cost of recovering the Premises.

         SECTION 3.03. ENFORCEMENT COSTS. If any legal action or other proceeding is brought for the enforcement of this Lease, or because of an alleged dispute, breach, default or misrepresentation in


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connection with any provision of this Lease, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, court costs and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party.

         SECTION 3.04. ASSIGNMENT OF LEASE. Lessee may assign its interest under this Lease and all rights and obligations thereunder only upon Lessor's prior written approval. The consent by Lessor to any assignment shall not constitute a waiver of the necessity for such consent to any subsequent assignment.

         SECTION 3.05. NO CONSTRUCTION AGAINST DRAFTSMEN. The parties acknowledge that this is a negotiated Lease, and that in no event shall the terms hereof be construed against either party on the basis that such party, or its counsel, drafted this Lease.

         SECTION 3.06. NOTICES. All notices, requests, consents and other communications required or permitted under this Lease shall be in writing (including telex, telefax and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:


                                    LESSOR:

                                    RSB Holdings, Inc.
                                    1810 N.E. 144th Street
                                    North Miami, Florida 33181
                                    Attn: Slav Stein


                                    LESSEE:

                                    Advanced Electronic Support Products, Inc.
                                    1810 N.E. 144th Street
                                    North Miami, Florida 33181
                                    Attn: Slav Stein


or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date telecommunicated if by telegraph; (c) on the date of transmission with


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confirmed answer back if by telex, telefax or other telegraphic method; and (d)
on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

         SECTION 3.07. WAIVERS. The failure of either party to insist on a strict performance of any of the terms and conditions hereof shall not be deemed a waiver of the rights or remedies that such party may have regarding that specific instance only, and also shall not be deemed a waiver of any subsequent breach or default in any terms and conditions of this Lease.

         SECTION 3.08. SUCCESSORS AND ASSIGNS. This Lease shall extend to, bind, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, permitted successors and assigns.

         SECTION 3.09. NO RECORD. Neither this Lease, nor any memorandum thereof, shall be recorded by either party in the public records of any state or county, and any such recording shall be a default hereunder.

         SECTION 3.10. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term hereof, then and in that event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.

         SECTION 3.11. MODIFICATION OF LEASE. This Lease may not be modified except with written consent of both parties.

         SECTION 3.12. BROKERAGE COMMISSIONS. Lessor and Lessee each represents and warrants to the other that there are no claims or sums payable for brokerage commissions or finders fees in connection with the execution of this Lease.

         SECTION 3.13. HEADINGS. The headings contained in this Lease are for reference purposes only and shall not affect in any way the meaning or interpretation of this Lease.

         SECTION 3.14. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Florida.

         SECTION 3.15. ENTIRE AGREEMENT. This Lease contains the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties.


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

         IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be executed on the day and year first above written.

WITNESSES:                              LESSOR:

                                        RSB HOLDINGS, INC.


                                        By: /s/ ROMAN BRISKIN
----------------------------               ------------------------
                                        Print Name: Roman Briskin
                                                   ----------------
                                        Title: President
----------------------------                  ---------------------


                                        LESSEE:

                                        ADVANCED ELECTRONIC SUPPORT
                                        PRODUCTS, INC.


                                        By:/s/ SLAV STEIN
---------------------------                ------------------------
                                        Print Name: Slav Stein
                                                   ----------------
                                        Title: President
---------------------------                   ---------------------


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

                                   EXHIBIT "A"

                           DESCRIPTION OF THE PREMISES


Street Address:                          1810 N.E. 144th Street
                                         North Miami, Florida  33181





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